As filed with the Securities and Exchange Commission on January 24, 2007.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 24, 2007

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6523

(Commission File Number)

56-0906609

(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina

(Address of principal executive offices)

28255

(Zip Code)

704.386.8486

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2007, the board of directors (the “Board”) of Bank of America Corporation (the “Corporation”), upon the recommendation of the Corporate Governance Committee of the Board, approved and adopted the following amendments to the Corporation’s Bylaws (“Bylaws”):

•	Article III, Section 2 of the Bylaws was amended to provide that, subject to subsection (b) thereof, a special meeting of stockholders shall be called by the Secretary upon the written request of the record holders of at least twenty-five percent of the outstanding common stock of the Corporation. Business to be conducted at a special meeting may only be brought before the meeting pursuant to the Corporation’s notice of meeting.

•	Article IV, Section 6 of the Bylaws was amended to reduce from five to four the minimum number of directors who may be designated to constitute the Executive Committee of the Corporation.

The amendments to the Bylaws are effective January 24, 2007. The amended and restated Bylaws are attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1        Amended and Restated Bylaws of Bank of America Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
Associate General Counsel

Dated: January 24, 2007

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Bank of America Corporation.

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